Exhibit 99.1

APPLIED MATERIALS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2021 RESULTS

•Record annual revenue of $23.06 billion, up 34 percent year over year
•Record annual GAAP operating margin of 29.9 percent, non-GAAP operating margin of 31.7 percent, GAAP EPS of $6.40 and non-GAAP EPS of $6.84
•Quarterly revenue of $6.12 billion, up 31 percent year over year
•Record quarterly GAAP operating margin of 32.9 percent, non-GAAP operating margin of 33.1 percent, GAAP EPS of $1.89 and non-GAAP EPS of $1.94

SANTA CLARA, Calif., Nov. 18, 2021 — Applied Materials, Inc. (NASDAQ: AMAT) today reported results for its fourth quarter and fiscal year ended Oct. 31, 2021.
Fourth Quarter Results
Applied generated revenue of $6.12 billion, which was at the low end of the guidance range due to supply chain challenges. On a GAAP basis, the company recorded gross margin of 48.1 percent, operating income of $2.01 billion or 32.9 percent of net sales, and earnings per share (EPS) of $1.89.
On a non-GAAP adjusted basis, the company reported gross margin of 48.2 percent, operating income of $2.03 billion or 33.1 percent of net sales, and EPS of $1.94.
The company generated $1.15 billion in cash from operations and returned $1.72 billion to shareholders including $1.50 billion in share repurchases and $216 million in dividends.
Full Year Results
In fiscal 2021, Applied generated revenue of $23.06 billion. On a GAAP basis, the company recorded gross margin of 47.3 percent, operating income of $6.89 billion or 29.9 percent of net sales, and EPS of $6.40.
On a non-GAAP adjusted basis, the company reported gross margin of 47.5 percent, operating income of $7.32 billion or 31.7 percent of net sales, and EPS of $6.84.
The company generated a record $5.44 billion in cash from operations and returned $4.59 billion to shareholders including $3.75 billion in share repurchases and $838 million in dividends.
“Demand for semiconductors and equipment continues to grow as the pandemic accelerates digital transformation of the economy, and currently, our supply chain cannot keep up,” said Gary Dickerson, President and CEO. “We expect supply shortages of certain silicon components to persist in the near-term, and managing these constraints in partnership with our suppliers and chipmakers is our top priority.”
“Applied delivered strong growth in fiscal 2021, with overall orders up by 62 percent year over year and Semiconductor Systems orders up 78 percent,” said Bob Halliday, Senior Vice President and CFO. “The momentum continued as our Semiconductor Systems backlog increased during the fourth quarter from $5.5 billion to $6.7 billion, and we see this strength sustaining into 2022.”

Applied Materials, Inc.

Results Summary

					Change
	Q4 FY2021	Q4 FY2020	FY2021	FY2020	Q4 FY2021 vs. Q4 FY2020	FY2021 vs. FY2020
	(In millions, except per share amounts and percentages)
Net sales	$6,123	$4,688	$23,063	$17,202	31%	34%
Gross margin	48.1%	45.4%	47.3%	44.7%	2.7 points	2.6 points
Operating margin	32.9%	27.4%	29.9%	25.4%	5.5 points	4.5 points
Net income	$1,712	$1,131	$5,888	$3,619	51%	63%
Diluted earnings per share	$1.89	$1.23	$6.40	$3.92	54%	63%
Non-GAAP Adjusted Results
Non-GAAP adjusted gross margin	48.2%	45.7%	47.5%	45.1%	2.5 points	2.4 points
Non-GAAP adjusted operating margin	33.1%	28.3%	31.7%	26.3%	4.8 points	5.4 points
Non-GAAP adjusted net income	$1,756	$1,148	$6,287	$3,845	53%	64%
Non-GAAP adjusted diluted EPS	$1.94	$1.25	$6.84	$4.17	55%	64%

A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.

Applied Materials, Inc.

Business Outlook
In the first quarter of fiscal 2022, Applied expects net sales to be approximately $6.16 billion, plus or minus $250 million, which includes the expected impact of ongoing supply chain challenges. Non-GAAP adjusted diluted EPS is expected to be in the range of $1.78 to $1.92.
This outlook for non-GAAP adjusted diluted EPS excludes known charges related to completed acquisitions of $0.01 per share and a net income tax benefit related to intra-entity intangible asset transfers of $0.02 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Fourth Quarter Reportable Segment Information

Semiconductor Systems	Q4 FY2021	Q4 FY2020	FY2021	FY2020
	(In millions, except percentages)
Net sales	$4,307	$3,070	$16,286	$11,367
Foundry, logic and other	63%	58%	60%	59%
DRAM	23%	21%	19%	20%
Flash memory	14%	21%	21%	21%
Operating income	$1,723	$1,059	6,311	3,714
Operating margin	40.0%	34.5%	38.8%	32.7%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$1,732	$1,073	$6,362	$3,778
Non-GAAP adjusted operating margin	40.2%	35.0%	39.1%	33.2%

Applied Global Services	Q4 FY2021	Q4 FY2020	FY2021	FY2020
	(In millions, except percentages)
Net sales	$1,369	$1,106	$5,013	$4,155
Operating income	$425	$320	1,508	1,127
Operating margin	31.0%	28.9%	30.1%	27.1%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$425	$320	$1,517	$1,135
Non-GAAP adjusted operating margin	31.0%	28.9%	30.3%	27.3%

Applied Materials, Inc.

Display and Adjacent Markets	Q4 FY2021	Q4 FY2020	FY2021	FY2020
	(In millions, except percentages)
Net sales	$417	$485	$1,634	$1,607
Operating income	$85	$95	314	291
Operating margin	20.4%	19.6%	19.2%	18.1%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$86	$98	$327	$304
Non-GAAP adjusted operating margin	20.6%	20.2%	20.0%	18.9%

Use of Non-GAAP Adjusted Financial Measures

Applied provides investors with certain non-GAAP adjusted financial measures, which are adjusted for the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring and severance charges and any associated adjustments; certain incremental expenses related to COVID-19; impairments of assets; gain or loss on strategic investments; loss on early extinguishment of debt; certain income tax items and other discrete adjustments. On a non-GAAP basis, the tax effect related to share-based compensation is recognized ratably over the fiscal year. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP adjusted financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of its performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Applied's ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast and related slide presentation will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation and cash deployment strategies, our investment and growth strategies, our development of new products and technologies, our business outlook for the first quarter of fiscal 2022 and beyond, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products, our ability to meet customer demand, and our suppliers' ability to meet our demand requirements; transportation interruptions and logistics constraints; Lunar New Year and other holidays in the countries in which we operate; global economic and industry conditions; the effects of regional or global health epidemics, including the severity and duration of the ongoing COVID-19 pandemic; global trade issues and changes in trade and export license policies; consumer demand for electronic products; the demand for semiconductors; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base; acquisitions, investments and divestitures; changes in income tax laws; our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; our ability to ensure compliance with applicable law, rules and regulations; and other risks and uncertainties described in our SEC filings, including our recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

About Applied Materials

Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations make possible a better future. Learn more at www.appliedmaterials.com.

Contact:
Ricky Gradwohl (editorial/media) 408.235.4676
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 31, 2021	October 25, 2020	October 31, 2021	October 25, 2020
Net sales	$6,123	$4,688	$23,063	$17,202
Cost of products sold	3,178	2,558	12,149	9,510
Gross profit	2,945	2,130	10,914	7,692
Operating expenses:
Research, development and engineering	622	560	2,485	2,234
Marketing and selling	155	131	609	526
General and administrative	155	156	620	567
Severance and related charges	(1)	—	157	—
Deal termination fee	—	—	154	—
Total operating expenses	931	847	4,025	3,327
Income from operations	2,014	1,283	6,889	4,365
Interest expense	57	59	236	240
Interest and other income, net	49	19	118	41
Income before income taxes	2,006	1,243	6,771	4,166
Provision for income taxes	294	112	883	547
Net income	$1,712	$1,131	$5,888	$3,619
Earnings per share:
Basic	$1.91	$1.24	$6.47	$3.95
Diluted	$1.89	$1.23	$6.40	$3.92
Weighted average number of shares:
Basic	898	914	910	916
Diluted	907	921	919	923

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	October 31, 2021	October 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$4,995	$5,351
Short-term investments	464	387
Accounts receivable, net	4,953	2,963
Inventories	4,309	3,904
Other current assets	1,386	764
Total current assets	16,107	13,369
Long-term investments	2,055	1,538
Property, plant and equipment, net	1,934	1,604
Goodwill	3,479	3,466
Purchased technology and other intangible assets, net	104	153
Deferred income taxes and other assets	2,146	2,223
Total assets	$25,825	$22,353
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,268	$3,138
Contract liabilities	2,076	1,321
Total current liabilities	6,344	4,459
Long-term debt	5,452	5,448
Income taxes payable	1,090	1,206
Other liabilities	692	662
Total liabilities	13,578	11,775
Total stockholders’ equity	12,247	10,578
Total liabilities and stockholders’ equity	$25,825	$22,353

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Twelve Months Ended
	October 31, 2021	October 25, 2020	October 31, 2021	October 25, 2020
Cash flows from operating activities:
Net income	$1,712	$1,131	$5,888	$3,619
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	105	97	394	376
Severance and related charges	(1)	—	148	—
Share-based compensation	74	73	346	307
Deferred income taxes	36	(18)	80	80
Other	(40)	5	(70)	60
Net change in operating assets and liabilities	(738)	27	(1,344)	(638)
Cash provided by operating activities	1,148	1,315	5,442	3,804
Cash flows from investing activities:
Capital expenditures	(206)	(162)	(668)	(422)
Cash paid for acquisitions, net of cash acquired	—	—	(12)	(107)
Proceeds from sales and maturities of investments	447	366	1,471	1,754
Purchases of investments	(828)	(345)	(2,007)	(1,355)
Cash used in investing activities	(587)	(141)	(1,216)	(130)
Cash flows from financing activities:
Debt borrowings, net of issuance costs	—	—	—	2,979
Debt repayments	—	—	—	(2,882)
Proceeds from common stock issuances	89	83	175	174
Common stock repurchases	(1,500)	(50)	(3,750)	(649)
Tax withholding payments for vested equity awards	(7)	(6)	(178)	(172)
Payments of dividends to stockholders	(216)	(200)	(838)	(787)
Cash used in financing activities	(1,634)	(173)	(4,591)	(1,337)
Increase (decrease) in cash, cash equivalents and restricted cash equivalents	(1,073)	1,001	(365)	2,337
Cash, cash equivalents and restricted cash equivalents—beginning of period	6,174	4,465	5,466	3,129
Cash, cash equivalents and restricted cash equivalents — end of period	$5,101	$5,466	$5,101	$5,466

Reconciliation of cash, cash equivalents, and restricted cash equivalents
Cash and cash equivalents	$4,995	$5,351	$4,995	$5,351
Restricted cash equivalents included in deferred income taxes and other assets	106	115	106	115
Total cash, cash equivalents, and restricted cash equivalents	$5,101	$5,466	$5,101	$5,466

Supplemental cash flow information:
Cash payments for income taxes	$210	$23	$851	$542
Cash refunds from income taxes	$1	$63	$27	$68
Cash payments for interest	$68	$68	$205	$219

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Corporate and Other

(In millions)	Q4 FY2021	Q4 FY2020	FY2021	FY2020
Unallocated net sales	$30	$27	$130	$73
Unallocated cost of products sold and expenses	(176)	(145)	(725)	(533)
Share-based compensation	(74)	(73)	(346)	(307)
Severance and related charges	1	—	(149)	—
Deal termination fee	—	—	(154)	—
Total	$(219)	$(191)	$(1,244)	$(767)

Additional Information

	Q4 FY2021	Q4 FY2020	FY2021	FY2020
Net Sales by Geography (In millions)
United States	$673	$448	$2,038	$1,619
% of Total	11%	10%	9%	10%
Europe	$331	$206	$1,097	$736
% of Total	5%	4%	5%	4%
Japan	$613	$706	$1,962	$1,996
% of Total	10%	15%	8%	11%
Korea	$1,004	$719	$5,012	$3,031
% of Total	17%	15%	22%	18%
Taiwan	$1,240	$872	$4,742	$3,953
% of Total	20%	19%	20%	23%
Southeast Asia	$205	$161	$677	$411
% of Total	3%	3%	3%	2%
China	$2,057	$1,576	$7,535	$5,456
% of Total	34%	34%	33%	32%

Employees (In thousands)
Regular Full Time	27.2	24.0

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except percentages)	October 31, 2021	October 25, 2020	October 31, 2021	October 25, 2020
Non-GAAP Adjusted Gross Profit
Reported gross profit - GAAP basis	$2,945	$2,130	$10,914	$7,692
Certain items associated with acquisitions[1]	6	12	27	37
Certain incremental expenses related to COVID-19[2]	—	—	12	23
Other charges	—	—	2	—
Non-GAAP adjusted gross profit	$2,951	$2,142	$10,955	$7,752
Non-GAAP adjusted gross margin	48.2%	45.7%	47.5%	45.1%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$2,014	$1,283	$6,889	$4,365
Certain items associated with acquisitions[1]	11	16	47	54
Acquisition integration and deal costs	5	26	45	80
Certain incremental expenses related to COVID-19[2]	—	—	24	30
Severance and related charges[3]	(1)	—	157	—
Deal termination fee	—	—	154	—
Other charges	—	—	6	—
Non-GAAP adjusted operating income	$2,029	$1,325	$7,322	$4,529
Non-GAAP adjusted operating margin	33.1%	28.3%	31.7%	26.3%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$1,712	$1,131	$5,888	$3,619
Certain items associated with acquisitions[1]	11	16	47	54
Acquisition integration and deal costs	5	26	46	80
Certain incremental expenses related to COVID-19[2]	—	—	24	30
Severance and related charges[3]	(1)	—	157	—
Deal termination fee	—	—	154	—
Realized loss (gain) on strategic investments, net	(41)	—	(43)	(1)
Unrealized loss (gain) on strategic investments, net	(11)	(7)	(56)	(8)
Loss on early extinguishment of debt	—	—	—	33
Other charges	—	—	6	—
Income tax effect of share-based compensation[4]	12	13	—	—
Income tax effects related to intra-entity intangible asset transfers	4	10	64	114
Resolution of prior years’ income tax filings and other tax items	55	(36)	33	(41)
Income tax effect of non-GAAP adjustments[5]	10	(5)	(33)	(35)
Non-GAAP adjusted net income	$1,756	$1,148	$6,287	$3,845

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Temporary incremental employee compensation during the COVID-19 pandemic.

3	The severance and related charges primarily related to a one-time voluntary retirement program offered to certain eligible employees.

4	GAAP basis tax benefit related to share-based compensation is recognized ratably over the fiscal year on a non-GAAP basis.

5	Adjustment to provision for income taxes related to non-GAAP adjustments reflected in income before income taxes.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 31, 2021	October 25, 2020	October 31, 2021	October 25, 2020
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$1.89	$1.23	$6.40	$3.92
Certain items associated with acquisitions	0.01	0.02	0.04	0.05
Acquisition integration and deal costs	0.01	0.02	0.04	0.07
Certain incremental expenses related to COVID-19	—	—	0.02	0.03
Loss on early extinguishment of debt	—	—	—	0.03
Severance and related charges	—	—	0.13	—
Deal termination fee	—	—	0.17	—
Realized loss (gain) on strategic investments, net	(0.03)	—	(0.03)	—
Unrealized loss (gain) on strategic investments, net	(0.01)	(0.01)	(0.05)	(0.01)
Other charges	—	—	0.01	—
Income tax effect of share-based compensation	0.01	0.02	—	—
Income tax effects related to intra-entity intangible asset transfers	—	0.01	0.07	0.12
Resolution of prior years’ income tax filings and other tax items	0.06	(0.04)	0.04	(0.04)
Non-GAAP adjusted earnings per diluted share	$1.94	$1.25	$6.84	$4.17
Weighted average number of diluted shares	907	921	919	923

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except percentages)	October 31, 2021	October 25, 2020	October 31, 2021	October 25, 2020
Semiconductor Systems Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$1,723	$1,059	$6,311	$3,714
Certain items associated with acquisitions[1]	9	12	38	41
Acquisition integration costs	—	2	(2)	3
Certain incremental expenses related to COVID-19[2]	—	—	12	20
Other charges	—	—	3	—
Non-GAAP adjusted operating income	$1,732	$1,073	$6,362	$3,778
Non-GAAP adjusted operating margin	40.2%	35.0%	39.1%	33.2%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$425	$320	$1,508	$1,127
Certain incremental expenses related to COVID-19[2]	—	—	8	8
Other charges	—	—	1	—
Non-GAAP adjusted operating income	$425	$320	$1,517	$1,135
Non-GAAP adjusted operating margin	31.0%	28.9%	30.3%	27.3%
Display and Adjacent Markets Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$85	$95	$314	$291
Certain items associated with acquisitions[1]	1	3	4	12
Certain incremental expenses related to COVID-19[2]	—	—	1	1
Severance and related charges[3]	—	—	8	—
Non-GAAP adjusted operating income	$86	$98	$327	$304
Non-GAAP adjusted operating margin	20.6%	20.2%	20.0%	18.9%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.
2	Temporary incremental employee compensation during the COVID-19 pandemic.
3	The severance and related charges related to workforce reduction actions globally across the Display and Adjacent Markets business.

Note: The reconciliation of GAAP and non-GAAP adjusted segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within corporate and other and included in consolidated operating income.

Applied Materials, Inc.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	October 31, 2021

Provision for income taxes - GAAP basis (a)	$294
Income tax effect of share-based compensation	(12)
Income tax effects related to intra-entity intangible asset transfers	(4)
Resolutions of prior years’ income tax filings and other tax items	(55)
Income tax effect of non-GAAP adjustments	(10)
Non-GAAP adjusted provision for income taxes (b)	$213

Income before income taxes - GAAP basis (c)	$2,006
Certain items associated with acquisitions	11
Acquisition integration and deal costs	5
Severance and related charges	(1)
Realized loss (gain) on strategic investments, net	(41)
Unrealized loss (gain) on strategic investments, net	(11)
Non-GAAP adjusted income before income taxes (d)	$1,969

Effective income tax rate - GAAP basis (a/c)	14.7%

Non-GAAP adjusted effective income tax rate (b/d)	10.8%